Exhibit (j)

Consent of PricewatershouseCoopers LLP

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form

N-1A of our report dated February 4, 2004, relating to the financial statements and financial highlights which appears in the December 31, 2003 Annual Report to Shareholders of
Advance Capital I, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent
Auditors", "Financial Statements", and "Financial
Highlights" in such Registration Statement.


PricewaterhouseCoopers LLP
Columbus, Ohio
April 30, 2004